Exhibit 99.1

International Rectifier Announces First Fiscal Quarter Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—November 6, 2008— International Rectifier Corporation (NYSE:IRF) today announced financial results for the fiscal first quarter ended September 30, 2008.  Revenue for the first quarter of fiscal year 2009 was $244.5 million, which included $18.7 million in revenue recognized from a one-time patent license amendment. Excluding Intellectual Property and Transition Services segment revenue, fiscal first quarter 2009 revenue from ongoing customer segments was $212.1 million, up 12% compared with $189.4 million in the prior quarter and down 12%, compared with $240.4 million reported in the first quarter of fiscal year 2008.

International Rectifier reported a fiscal first quarter 2009 net loss of $4.5 million, or a loss of $0.06 per share, compared with a net loss of $51.8 million or a loss of $0.71 per share in the prior quarter, and net income of $10.4 million or $0.14 per diluted share in the first fiscal quarter of 2008.

Gross margin, including Intellectual Property and Transition Services segments was 39.4%.  Excluding Intellectual Property and Transition Services segments, fiscal first quarter 2009 ongoing customer segments gross margin was 36.3%, 140 basis points higher than in the prior quarter.  The ongoing customer segments gross margin was about flat compared with the first fiscal quarter of 2008.

In the first quarter of fiscal year 2009, Selling and Administrative expenses were approximately $65.3 million, down from $80.5 million in the prior quarter.  Of this $65.3 million, approximately $16.4 million was associated with consulting fees and expenses related to the audit committee investigation, financial restatement, financial reports preparation and filing and proxy contest.

R&D expenses were $24.7 million, or flat, compared with $24.6 million in the prior quarter.

Cash, cash equivalents and marketable investments totaled $712 million at September 30, 2008.  This includes restricted cash of $19.4 million.   Net cash used in operating activities in the first quarter of fiscal year 2009 was $19.9 million.

Second Quarter Outlook

“We expect second fiscal quarter revenue from ongoing customer segments to range between $160 million and $190 million,” stated International Rectifier President and Chief Executive Officer Oleg Khaykin.  “Visibility remains limited which impairs our ability to provide a more precise range in our outlook.”

Segment Table Information

The segment tables included with this release for the Company’s fiscal quarter ended

September 30, 2008, June 30, 2008 and September 30, 2007, respectively, reconcile revenue and gross margin for the Company’s ongoing customer segments to the consolidated total amounts of such measures for the Company.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced demand arising from a decline in general market and economic conditions; continued volatility and further deterioration of the capital markets; the impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products; our ability to maintain current IP licenses and obtain new IP licenses; the material weaknesses in our internal control over financial reporting that we have identified that could impact our ability to report our results of operations and financial condition accurately and in a timely manner and the extensive work remaining to remedy these material weaknesses in our internal control over financial reporting; and other uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.   Additionally, to the foregoing factors should be added the financial, market, supply disruption and other ramifications of terrorist actions and natural disasters.

NOTE: A conference call will begin today at 5:15 p.m. Eastern time (2:15 p.m. Pacific time). Participants can join the call by dialing 706-679-3195 or by logging onto the Internet at http://investor.irf.com or http://www.streetevents.com  at least 15 minutes ahead of the start time. A replay of the call will be available from 7:15 p.m. Eastern time (4:15 p.m. Pacific time) on Thursday, November 6 through Thursday, November 13. To hear the replay, call 800-642-1687 (for international callers 706-645-9291) and use reservation number 71349197, or use the websites listed above.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	September 30,
	2008	2007
Revenues	$244,474	$266,194
Cost of sales	148,082	168,809
Gross profit	96,392	97,385
Selling and administrative expense	65,309	66,806
Research and development expense	24,717	27,896
Amortization of acquisition-related intangible assets	1,097	380
Asset impairment, restructuring and other charges	471	35
Operating income	4,798	2,268
Other expense, net	14,582	6,129
Interest income, net	(5,060)	(7,893)
(Loss) income before income taxes	(4,724)	4,032
Benefit from income taxes	(268)	(6,381)
Net (loss) income	$(4,456)	$10,413

Net (loss) income per common share—basic	$(0.06)	$0.14
Net (loss) income per common share—diluted	$(0.06)	$0.14
Average common shares outstanding—basic	72,843	72,811
Average common shares and potentially dilutive securities outstanding—diluted	72,843	73,257

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2008 (Unaudited)	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$302,782	$320,464
Restricted cash	4,341	4,341
Short-term investments	102,965	101,739
Trade accounts receivable, net	110,322	105,384
Inventories	175,889	175,856
Current deferred tax assets	13,071	13,072
Prepaid expenses and other receivables	52,851	43,993
Total current assets	762,221	764,849
Restricted cash	15,046	15,012
Long-term investments	286,696	303,680
Property, plant and equipment, net	502,241	534,098
Goodwill	98,822	98,822
Acquisition-related intangible assets, net	15,128	16,225
Long-term deferred tax assets	86,249	89,576
Other assets	51,231	52,650
Total assets	$1,817,634	$1,874,912
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,349	$77,653
Accrued salaries, wages and commissions	26,989	33,022
Accrued income taxes	29,992	30,943
Current deferred tax liabilities	2,266	2,266
Other accrued expenses	99,402	103,355
Total current liabilities	224,998	247,239
Long-term deferred tax liabilities	4,975	4,828
Deferred gain on divestiture	112,922	112,609
Other long-term liabilities	56,332	59,285
Total liabilities	399,227	423,961
Commitments and contingencies
Stockholders’ equity:
Common shares	72,876	72,826
Capital contributed in excess of par value of shares	974,313	971,920
Retained earnings	334,490	338,946
Accumulated other comprehensive income	36,728	67,259
Total stockholders’ equity	1,418,407	1,450,951
Total liabilities and stockholders’ equity	$1,817,634	$1,874,912

For the three months ended September 30, 2008, June 30 2008 and September 30, 2007, respectively, revenue and gross margin by reportable segments are as follows (in thousands, except percentages):

	Three Months Ended September 30, 2008			Three Months Ended June 30, 2008
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$73,778	30.2%	21.4%	$64,038	31.5%	23.2%
Energy-Saving Products	46,136	18.9	42.9	40,618	19.9	38.5
HiRel	37,352	15.3	52.7	35,326	17.3	46.7
Automotive Products	17,593	7.2	33.4	22,274	10.9	34.6
Enterprise Power	37,279	15.2	42.6	27,140	13.3	42.3
Ongoing Customer Segments Total	212,138	86.8	36.3	189,396	92.9	34.9
Intellectual Property	19,967	8.2	100.0	1,106	0.6	100.0
Ongoing Segments Total	232,105	95.0	41.8	190,502	93.5	35.3
Transition Services	12,369	5.0	(4.7)	13,174	6.5	(3.3)
Consolidated Total	$244,474	100.0%	39.4%	$203,676	100.0%	32.8%

	Three Months Ended September 30, 2007
Business Segment	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$95,103	35.7%	30.4%
Energy-Saving Products	33,019	12.4	33.0
HiRel	36,509	13.7	51.1
Automotive Products	19,929	7.5	35.2
Enterprise Power	55,863	21.0	40.2
Ongoing Customer Segments Total	240,423	90.3	36.6
Intellectual Property	9,293	3.5	100.0
Ongoing Segments Total	249,716	93.8	38.9
Transition Services	16,478	6.2	0.8
Consolidated Total	$266,194	100.0%	36.6%

“Ongoing Customer Segments” above includes our Power Management Devices, Energy-Saving Products, HiRel, Automotive Products and Enterprise Power segments.

Company contact:

Investors:

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

Media:

Graham Robertson

310.529.0321